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                                                                      Exhibit 24

                               POWER OF ATTORNEY

     Each of the undersigned directors and/or officers of CheckFree Holdings Corporation, a Delaware corporation (the "Corporation") hereby appoints Peter
J. Kight, Mark A. Johnson, and Curtis A. Loveland as the undersigned's true and lawful attorneys-in-fact, or any of them individually as the undersigned's attorney, to sign, in the undersigned's name and behalf and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Registration Statement on Form S-4 (the "Registration Statement") to register under the Securities Act of 1993, as amended, a maximum of 17,000,000 shares of common stock, $0.01, of the Corporation, in connection with the Amended and Restated Agreement and Plan of Merger among the Corporation, its wholly owned subsidiaries Chopper Merger Corporation, Tank Acquisition Corporation and TransPoint Acquisition Corporation, and Microsoft Corporation, First Data Corporation and Citibank, N.A. and certain of their affiliates, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

         IN WITNESS WHEREOF, we have here unto set our hands this 16th day of June, 2000.

Signature                                Title

/s/ Peter J. Kight                       Chairman of the Board of Directors
------------------------------           and Chief Executive Officer
Peter J. Kight


/s/ Mark A. Johnson                      Vice Chairman and Director
------------------------------
Mark A. Johnson


/s/ Allen L. Shulman                     Executive Vice President, Chief
------------------------------           Financial Officer and General Counsel
Allen L. Shulman


/s/ Gary A. Luoma, Jr.                   Vice President, Chief Accounting
------------------------------           Officer and Assistant Secretary
Gary A. Luoma, Jr.


/s/ William P. Boardman                  Director
------------------------------
William P. Boardman


/s/ George R. Manser                     Director
------------------------------
George R. Manser


/s/ Eugene F. Quinn                      Director
------------------------------
Eugene F. Quinn


/s/ Jeffrey M. Wilkins                   Director
------------------------------
Jeffrey M. Wilkins